**OMNIBUS AMENDMENT**

This AMENDMENT (this "**Amendment**"), dated as of July 31, 2008, is entered into by and among STOCKERYALE, INC., a Massachusetts corporation (the "**Company**"), LV Administrative Services, Inc., as administrative and collateral agent (the "**Agent**") for each of VALENS OFFSHORE SPV I, LTD., a Cayman Islands company ("**Valens Offshore**) and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company ("**Psource**" and together with Valens Offshore, the "**Holders**" and each a "**Holder**") for the purpose of amending certain terms of (i) (a) that certain Amended and Restated Secured Term Note, dated as of December 28, 2007 issued by the Company in favor of Laurus Master Fund, Ltd., a Cayman Islands company ("**Laurus**") and subsequently assigned to certain of the Holders (as further amended, restated, modified and/or supplemented from time to time, the "**First December 2005 Amended and Restated Term Note**"), (b) that certain Amended and Restated Secured Term Note, dated as of December 28, 2007 issued by the Company in favor of PSource, and subsequently assigned to certain of the Holders (as amended, restated, modified and/or supplemented from time to time, the "**Second December 2005 Amended and Restated Term Note**", together with the First December 2005 Amended and Restated Term Note, the "**December Term Notes**" and each, a "**December Term Note**"; which December Term Notes amended and restated in its entirety that certain Secured Term Note, dated as of December 30, 2005 issued by the Company in favor of Laurus); (ii) that certain Amended and Restated Secured Term Note, dated as of December 28, 2007 issued by the Company in favor of Laurus, and subsequently assigned to certain of the Holders (as further amended, restated, modified and/or supplemented from time to time, the "**June 2007 Term Note**"; which amended in its entirety that certain Secured Term Note, dated as of June 15, 2007 issued by the Company in favor of Laurus); and (iii) that certain Amended and Restated Secured Term Note, dated as of December 28, 2007 issued by the Company in favor of Valens U.S. SPV I, LLC, a Delaware limited liability company, and subsequently assigned to certain of the Holders (as amended, restated, modified and/or supplemented from time to time, the "**December 2007 Term Note**" and together with the December Term Notes and the June 2007 Term Note, the "**Term Notes**"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in each of the respective Term Notes, as applicable.

WHEREAS, the Company and Holders, as applicable have agreed to make certain changes to the Term Notes as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

**AMENDMENT TO THE DECEMBER TERM NOTES**

1. Each applicable Holder of the December Term Notes hereby agrees that for the period commencing on August 1, 2008 through and including October 1, 2008 (the "**Deferred Repayment Period**"), the Company shall not be required to make the regularly scheduled Monthly Principal Amount payments on any Repayment Date falling within the Deferred Repayment Period pursuant to the terms of the Section 2.1 of the December Term Notes. All regularly scheduled Monthly Principal Amount payments that would otherwise accrue and be payable on the December Term Notes during the Deferred Repayment Period shall instead be

payable on the Maturity Date. From and after November 1, 2008, regularly scheduled amortizing Monthly Principal Amount payments under the December Term Notes shall be due and payable in accordance with the terms of the December Term Notes. The Company shall continue to make all payments of Monthly Interest Amounts and all other amounts owing under the December Term Notes (other than Monthly Principal Amounts deferred during the Deferred Repayment Period), as required per the terms of the December Term Notes.

**AMENDMENT TO THE JUNE 2007 TERM NOTE**

2. Each applicable Holder of the June 2007 Term Note hereby agrees during the Deferred Repayment Period, the Company shall not be required to make the regularly scheduled monthly principal payments of the Principal Amount on any Repayment Date falling within the Deferred Repayment Period pursuant to the terms of Section 2.1 of the June 2007 Term Note. All regularly scheduled monthly principal payments that would otherwise accrue and be payable on the June 2007 Term Note during the Deferred Repayment Period shall instead by payable on the Maturity Date. From and after November 1, 2008, regularly scheduled amortizing monthly principal payments of the Principal Amount under June 2007 Term Note shall be due and payable in accordance with the terms of the June 2007 Term Note. The Company shall continue to make all payments of interest and all other amounts owing under the June 2007 Term Note (other than the principal payments of the Principal Amount), as required by per the terms of the June 2007 Term Note.

**AMENDMENT TO THE DECEMBER 2007 TERM NOTE**

2. Each applicable Holder of the December 2007 Term Note hereby agrees during the Deferred Repayment Period, the Company shall not be required to make the regularly scheduled monthly principal payments of the Principal Amount on any Repayment Date falling within the Deferred Repayment Period pursuant to the terms of Section 2.1 of the December 2007 Term Note. All regularly scheduled monthly principal payments that would otherwise accrue and be payable on the December 2007 Term Note during the Deferred Repayment Period shall instead by payable on the Maturity Date. From and after November 1, 2008, regularly scheduled amortizing monthly principal payments of the Principal Amount under December 2007 Term Note shall be due and payable in accordance with the terms of the December 2007 Term Note. The Company shall continue to make all payments of interest and all other amounts owing under the December 2007 Term Note (other than the principal payments of the Principal Amount), as required by per the terms of the December 2007 Term Note.

**MISCELLANEOUS**

3. In consideration of the Holders' agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to pay to the Agent the aggregate sum of $175,000.00 as additional interest ("**Additional Interest**") with respect to the outstanding principal amount evidenced by the Term Notes. The Additional Interest shall be deemed fully earned on the date hereof and shall be paid ratably to the Holders of the Term Notes ($91,704.00 to Valens Offshore, $83,296.00 to PSource) at such time as the Company is required to repay any or all of the outstanding principal balance evidenced by the Term Notes, as amended hereby,

whether at the Maturity Date, upon acceleration, prepayment or otherwise. The parties hereby agree that the fair market value of the Additional Interest (as reasonably determined by the parties) received by the Holders in consideration of the amendments herein made by the Holders hereunder is hereby designated as additional interest. The parties hereto further agree to file all applicable tax returns in accordance with such characterizations set forth above, treating each obligation to each Holder as a separate obligation, and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall, or shall be deemed to, modify or impair in any manner whatsoever the Company's obligations from time to time owing to the Holders under the Term Notes.

4. Except as specifically amended herein, the Term Notes and all other documents, instruments and agreements entered into in connection therewith (the "**Other Documents**") shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy, nor constitute a waiver of any provision of any of the Term Notes or any of the Other Documents. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

5. The Company hereby represents and warrants to the Holders that other than as contemplated by this amendment and waiver (i) no Event of Default (as defined in any Term Note) exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by the Company, directly or indirectly in connection with the issuance by the Company to the Holders of the Term Notes are true, correct and complete and (iii) on the date hereof, all of the Company's and its Subsidiaries' covenant requirements have been met.

IN WITNESS WHEREOF, the Company and each Holder has caused this Amendment to be signed in its name effective as of this 31 day of July 2008.

**STOCKERYALE, INC.**

By: ______________________
Name: Mark W. Blodgett
Title: President and Chief Executive Officer

**VALENS OFFSHORE SPV I, LTD.**
By: Valens Capital Management, LLC, its investment manager

By: ______________________
Name:
Title: Scott Bluestein
Authorized Signatory

**PSOURCE STRUCTURED DEBT LIMITED**

By: /s/ Illegible
Name: Illegible
Title: Illegible

**LV ADMINISTRATIVE SERVICES, INC.**
**as Agent**

By: ______________________
Name:
Title: Scott Bluestein
Authorized Signatory